EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-215410), Form S-3 (No. 333-212992), and Forms S-8 (No. 333-192026, 333-192027, 333-203105, 333-212993, 333-219988, 333-225336) of Biostage, Inc. and subsidiaries of our report dated March 22, 2019, relating to the consolidated financial statements of Biostage, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Biostage, Inc. for the year ended December 31, 2018.

/s/ RSM US LLP

Boston, Massachusetts

March 29, 2019